EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT is made and effective as of May 14, 2009 (the “Effective Date”), by and between Ford Sinclair (“Employee”) and Quest Oil Corporation, a Nevada corporation (the “Company”) (The Employee and Company may be referred to hereinafter individually as a “Party” and collectively as the “Parties”).  In consideration of the premises and for other good and valuable consideration, and with the intent to be legally bound, the Parties hereto agree as follows:
RECITALS

WHEREAS, the Company requires the services as described herein;

WHEREAS, Employee is qualified to provide the Company with such services and is desirous to perform such services for the Company;

WHEREAS, Employee is aware of the current state of the Company and has reviewed the Form 8-K and Form 15 (attached hereto as Exhibit A) to be filed with the United States Securities and Exchange Commission;

WHEREAS, the Company wishes to induce the Employee to provide the services and wishes to contract with the Employee regarding the same and compensate the Employee in accordance with the terms herein and the Employee accepts such terms of employment;

NOW, THEREFORE, in consideration of the mutual covenants hereinafter stated, it is agreed as follows:

AGREEMENT

1.           Position.  During the term of this Agreement, the Company will employ the Employee, and the Employee will serve the Company in the capacity of President.

2.           Duties.  The Employee will perform duties of the President as described in the Company’s Bylaws, a copy of which have been attached hereto as Exhibit B and incorporated by reference, together with such additional reasonably related duties assigned by the President or Board of Directors.

3.           Service.  Except with respect to the matters specified below, Employee will devote sufficient working time and efforts to adequately attend the business and affairs of the Company.  However, Employee will not work full time and the Company agrees that Employee may have outside business activities. In addition, Employee shall not be precluded from: (a)  engaging in appropriate civic, charitable or religious activities; (b)  serving on the boards of directors or as officer, employee or consultant of other entities, including other public companies, with the consent of the Company, which consent shall not be unreasonably withheld; (c)  providing incidental assistance to family members on matters of family business, so long as the foregoing activities and service do not conflict with the Employee's responsibilities to the Company; and (d)  completing, managing and supervising Employee’s personal business affairs.

4.           Term of Agreement.  The Company agrees to continue the Employee's employment, and the Employee agrees to remain in the employ of the Company, pursuant to the terms of this Agreement for a period of 180 days, or until earlier as described herein.

5.           Compensation. Employee shall receive a salary of $4,000 per month in, at the Company’s sole discretion: (a) cash payments in accordance with the general payroll practices of the Company; or (b) shares of the Company’s restricted common stock. Any shares of common stock issued as compensation pursuant to this Agreement shall be issued at a per share price of lesser of: (i) .004;  or (ii) the current market price, as quoted by Bloomberg L.P., of the Company’s common stock as of the date of issuance.

6.           Termination. The Employee’s employment with the Company shall be considered “at will” such that the Employee or the Company may terminate the Employee’s employment for any reason whatsoever at anytime. In the event the Employee is terminated by the Company, the Employee shall be entitled to all compensation that would be accrued and otherwise payable to the Employee under entire term of this Agreement. In the event the Employee voluntarily terminates his employment, the Employee shall be entitled to any unpaid salary accrued up to the point of termination.

7.           Nondisclosure.  The Employee acknowledges that during the course of his employment by the Company, the Company will provide, and the Employee will acquire, knowledge of special and unique value with respect to the Company's business operations, including, by way of illustration, the Company's existing and contemplated product line, trade secrets, compilations, business and financial methods or practices, plans, hardware and software technology products, systems, programs, projects and know-how, pricing, cost of providing service and equipment, operating and maintenance costs, marketing and selling techniques and information, customer data, customer names and addresses, customer service requirements, supplier lists, and confidential information relating to the Company's policies, employees, and/or business strategy (all of such information herein referenced to as the “Confidential Information”). The Employee recognizes that the business of the Company is dependent upon Confidential Information and that the protection of the Confidential Information against unauthorized disclosure or use is of critical importance to the Company.  The Employee agrees that, without prior written authorization of the Board of Directors of the Company, the Employee will not, during his employment, divulge to any person, directly or indirectly, except to the Company or its officers and agents or as reasonably required in connection with the Employee’s duties on behalf of the Company, or make any independent use of, except on behalf of the Company, any of the Company's Confidential Information, whether acquired by the Employee during his employment or not. The Employee further agrees that the Employee will not, at any time after his employment has ended, use or divulge to any person directly or indirectly any Confidential Information, or use any Confidential Information in subsequent employment of any nature.  If the Employee is subpoenaed, or is otherwise required by law to testify concerning Confidential Information, the Employee agrees to notify the Company upon receipt of a subpoena, or upon belief that such testimony shall be required. This nondisclosure provision shall survive the termination of this Agreement for any reason. The Employee acknowledges that the Company would not employ the Employee but for his covenants and promises contained in this Section 7.

8.           Return of Documents.  The Employee agrees that if the Employee’s relationship with the Company is terminated (for whatever reason), the Employee shall not remove or take with the Employee, but will leave with the Company or return to Company, all Confidential Information, records, files, data, memoranda, reports, customer lists, customer information, product information, price lists, documents and other information, in whatever form (including on computer disk), and any and all copies thereof, or if such items are not on the premises of the Company, the Employee agrees to return such items immediately upon the Employee's termination or the request of the Company.  The Employee acknowledges that all such items are and remain the property of the Company.

9.           No Interference or Solicitation.  The Employee agrees that during his employment, and for a period of six (6) months following the termination of his employment (for whatever reason), that neither he nor any individual, partner(s), limited partnership, corporation or other entity or business with which he is in any way affiliated, including, without limitation, any partner, limited partner, director, officer, shareholder, employee, or agent of any such entity or business, will:  (i) request, induce or attempt to influence, directly or indirectly, any employee of the Company to terminate their employment with the Company; or  (ii) employ any person who as of the date of this Agreement was, or after such date is or was, an employee of the Company. The Employee further agrees that during the period beginning with the commencement of the Employee’s engagement with the Company and ending six (6) months after the termination of the Employee’s employment with the Company (for whatever reason), he shall not, directly or indirectly, as an employee, agent, consultant, stockholder, director, partner or in any other individual or representative capacity of the Company or of any other person, entity or business, solicit or encourage any present or future customer, supplier, contractor, partner or investor of the Company to terminate or otherwise alter his, his or its relationship with the Company.

10.           Indemnification.  The Company agrees to indemnify the Employee and hold it harmless against any losses, claims, damages or liabilities incurred by the Employee, in connection with, or relating in any manner, directly or indirectly, to the Employee rendering the services in accordance with the Agreement, unless it is determined by a court of competent jurisdiction that such losses, claims, damages or liabilities arose out of the Employee’s breach of this Agreement, gross negligence, willful misconduct, dishonesty or fraud. Additionally, the Company agrees to reimburse the Employee immediately for any and all expenses, including, without limitation, attorney fees, incurred by the Employee in connection with investigating, preparing to defend or defending, or otherwise being involved in, any lawsuits, claims or other proceedings arising out of or in connection with or relating in any manner, directly or indirectly, to the rendering of any services by the Employee in accordance with the Agreement (as defendant, nonparty, or in any other capacity other than as a plaintiff, including, without limitation, as a party in an interpleader action). The Company further agrees that the indemnification and reimbursement commitments set forth in this paragraph shall extend to any controlling person, strategic alliance, partner, member, shareholder, director, officer, employee, agent or subcontractor of the Employee and their heirs, legal representatives, successors and assigns.  The provisions set forth in this Section shall survive any termination of this Agreement.

11           Governing Law.  The subject matter of this Agreement shall be governed by and construed in accordance with the laws of the State of California (without reference to its choice of law principles), and to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.  EACH PARTY HERETO AGREES TO SUBMIT TO THE PERSONAL JURISDICTION AND VENUE OF THE STATE AND/OR FEDERAL COURTS LOCATED IN NORTH COUNTY OF SAN DIEGO, CALIFORNIA FOR RESOLUTION OF ALL DISPUTES ARISING OUT OF, IN CONNECTION WITH, OR BY REASON OF THE INTERPRETATION, CONSTRUCTION, AND ENFORCEMENT OF THIS AGREEMENT, AND HEREBY WAIVES THE CLAIM OR DEFENSE THEREIN THAT SUCH COURTS CONSTITUTE AN INCONVENIENT FORUM.  AS A MATERIAL INDUCEMENT FOR THIS AGREEMENT, EACH PARTY SPECIFICALLY WAIVES THE RIGHT TO TRIAL BY JURY OF ANY ISSUES SO TRIABLE.

12.           Severability.  If any provision of this Agreement shall be found by any arbitrator or court of competent jurisdiction to be invalid or unenforceable, then the Parties hereby waive such provision to the extent that it is found to be invalid or unenforceable and to the extent that to do so would not deprive one of the Parties of the substantial benefit of its bargain.  Such provision shall, to the extent allowable by law and the preceding sentence, be modified by such arbitrator or court so that it becomes enforceable and, as modified, shall be enforced as any other provision hereof, all the other provisions continuing in full force and effect.

13.           No Waiver.  The failure by either Party at any time to require performance or compliance by the other of any of its obligations or agreements shall in no way affect the right to require such performance or compliance at any time thereafter.  The waiver by either Party of a breach of any provision hereof shall not be taken or held to be a waiver of any preceding or succeeding breach of such provision or as a waiver of the provision itself.  No waiver of any kind shall be effective or binding, unless it is in writing and is signed by the Party against whom such waiver is sought to be enforced.

14.           No Assignment.  This Agreement and all rights hereunder are personal to the Employee and may not be transferred or assigned by the Employee at any time. The Company may assign its rights, together with its obligations hereunder, to any parent, subsidiary, affiliate or successor, or in connection with any sale, transfer or other disposition of all or substantially all of its business and assets, provided, however, that any such assignee assumes the Company's obligations hereunder.

15.           Withholding.  All sums payable to the Employee hereunder shall be reduced by all federal, state, local and other withholding and similar taxes and payments required by applicable law.

16.           Amendment.  This Agreement may be amended, modified, superseded, cancelled, renewed or extended only by an agreement in writing executed by both Parties hereto.

17.           Notices.  All notices, requests, demands or other communications required or permitted hereunder shall be in writing and shall be delivered personally by a nationally recognized overnight courier service, and shall be deemed given when so delivered personally as follows:

Company:	Employee
Quest Oil Corporation	Ford Sinclair
1136 Franklin St.	1136 Franklin St.
Vancouver, British Columbia V6A 1J6	Vancouver, British Columbia V6A 1J6

18.           Binding Nature.  This Agreement shall be binding upon, and inure to the benefit of, the successors and personal representatives of the respective Parties hereto.

19.           Headings.  The headings contained in this Agreement are for reference purposes only and shall in no way affect the meaning or interpretation of this Agreement.  In this Agreement, the singular includes the plural, the plural included the singular, the masculine gender includes both male and female referents, and the word “or” is used in the inclusive sense.

20.           Joint Drafting and Exclusive Agreement.  This Agreement is the only Agreement executed by and between the Parties related to the performance of the services described herein.  There are no additional oral agreements or other understandings related to the performance of the services described herein.  This Agreement shall be deemed to have been drafted jointly by the Parties hereto, and no inference or interpretation against any one Party shall be made solely by virtue of such Party allegedly having been the draftsperson of this Agreement.  The Parties have each conducted sufficient and appropriate due diligence with respect to the facts and circumstances surrounding and related to this Agreement.  The Parties expressly disclaim all reliance upon, and prospectively waive any fraud, misrepresentation, negligence or other claim based on information supplied by the other Party, in any way relating to the subject matter of this Agreement.

21.           Acknowledgments and Assent.  The Parties acknowledge that they have been given at least ten (10) days to consider this Agreement and that they were advised to consult with an independent attorney prior to signing this Agreement and that they have in fact consulted with counsel of their own choosing prior to executing this Agreement. The Parties may revoke this Agreement for a period of three (3) calendar days after signing this Agreement, and the Agreement shall not be effective or enforceable until the expiration of this three (3) day revocation period.  The Parties agree that they have read this Agreement and understand the content herein, and freely and voluntarily assent to all of the terms herein.

22.           Counterparts and Fax Signatures.  This Agreement may be executed by Fax and in two or more counterparts, each of which shall be deemed to be an original but all of which, taken together, constitute one and the same agreement.

***SIGNATURE PAGE FOLLOWS***

SIGNATURE PAGE

IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement as of May 14, 2009.

EMPLOYEE Ford Sinclair /s/ Ford Sinclair
By: Ford Sinclair An: Individual
COMPANY Quest Oil Corporation /s/ James B. Panther, II
By: James B. Panther, II Its: Director and Interim Chief Executive Officer

LIST OF EXHIBITS

Exhibit A	United Stated Securities and Exchange Commission Form 8-K and Form 15
Exhibit B	Quest Oil Corporation Bylaws